Second Quarter 2012 Earnings Conference Call Supplemental Information July 24, 2012 FIRSTMERIT Corporation

Forward-Looking Statements Disclosure This presentation contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Corporation, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Corporation's business, success of the Corporation’s efforts to reduce operating expenses, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Corporation's periodic reports and registration statements filed with the Securities and Exchange Commission. The Corporation undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. 2

3  53rd consecutive quarter of profitability  Net income of $30.6 million/$0.28 per diluted share • Return on average assets of 0.84% • Return on average equity of 7.69%  Dividend of $0.16 per share  Solid asset quality trends compared with 1Q12, including $3.2 million, or 26.82%, decline in NCOs and $6.9 million, or 10.14% decline in NPAs • NCO ratio at 0.45%, compared with 0.63% in 1Q12 • NPA ratio at 0.76%, compared with 0.87% in 1Q12  Average commercial loan growth of $131.3 million, or 2.55%, compared with 1Q12  Average core deposit growth of $159.2 million, or 1.63%, compared with 1Q12  Robust tangible common equity ratio of 8.01% at 6/30/12 2Q 2012 Highlights

4 Income Statement Highlights Financial Highlights (dollars in thousands except per share data) 2012 2nd Qtr 2012 1st Qtr 2011 2nd Qtr Net interest income FTE (a) $121,689 $121,428 $119,735 Provision for non covered loan losses 8,766 8,129 10,138 Provision for covered loan losses 3,430 5,932 7,481 Other income 55,301 51,726 51,491 Other expenses 119,077 113,768 110,068 FTE adjustment (a) 2,766 2,641 2,292 Net income 30,585 30,344 29,763 Diluted EPS 0.28 0.28 0.27 Prior Quarter Comparison  2Q12 Net income increased $0.2 million, or 0.79%, compared with 1Q12 Prior-Year Quarter Comparison  2Q12 net income increased $0.8 million, or 2.76%, compared with 2Q11 (a) Net interest income on a fully tax-equivalent ("FTE") basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

Fee Income 5 Prior Quarter Comparison  2Q12 Noninterest income, net of securities transactions, increased $3.3 million, or 6.39%, compared with 1Q12 Prior-Year Quarter Comparison  2Q12 Noninterest income, net of securities transactions, increased $4.2 million, or 8.20%, compared with 2Q11 Noninterest Income (dollars in thousands) 2012 2nd Qtr 2012 1st Qtr 2011 2nd Qtr Trust department income $5,730 $5,627 $5,863 Service charges on deposits 14,478 14,409 15,712 Credit card fees 11,216 10,180 13,510 ATM and other service fees 3,890 3,790 3,063 Bank owned life insurance income 2,923 3,056 3,015 Investment services and insurance 2,388 2,247 1,972 Investment securities gains, net 548 260 889 Loan sales and servicing income 5,139 6,691 2,891 Other operating income 8,989 5,466 4,576 Total other income 55,301 51,726 51,491

Noninterest Expense 6 Noninterest Expense (dollars in thousands) 2012 2nd Qtr 2012 1st Qtr 2011 2nd Qtr Salaries, wages, pension, and employee benefits $61,598 $63,973 $56,713 Net occupancy expense 7,971 8,592 8,086 Equipment expense 7,598 7,104 6,816 Taxes, other than federal income taxes 2,020 1,955 922 Stationary, supplies and postage 2,285 2,143 2,750 Bankcard, loan processing and other costs 8,858 7,653 8,266 Advertising 2,280 1,684 2,287 Professional services 9,307 3,352 5,940 Telephone 1,379 1,398 1,462 Amortization of intangibles 483 483 543 FDIC expense 3,463 3,720 4,581 Other operating expenses 11,835 11,711 11,702 Total noninterest expense 119,077 113,768 110,068 Prior Quarter Comparison  Total noninterest expense for 2Q12, net of one-time costs of $8.9mm related to the implementation of the efficiency initiative, decreased $3.6mm, or 3.18%, compared with 1Q12 Prior-Year Quarter Comparison  Total noninterest expense for 2Q12, net of one-time costs of $8.9mm related to the implementation of the efficiency initiative, remained relatively unchanged compared with 2Q11

Net Interest Margin 7 (% )

Asset Yields / Liability Costs* 8 (dollars in thousands) June 30, 2012 December 31, 2011 June 30, 2011 Total investment securities and federal funds sold 3,697,924 3.05% 3,480,508 3.08% 3,622,766 3.03% Non-Covered loans 7,941,149 4.22% 7,673,913 4.34% 7,273,093 4.41% Covered loans 1,325,184 6.00% 1,569,232 5.90% 1,809,898 6.18% Total loans 9,266,333 4.48% 9,243,145 4.62% 9,082,991 4.77% Total earning assets 12,986,988 4.07% 12,747,868 4.20% 12,724,269 4.27% Demand – non interest bearing 3,144,183 -- 3,013,543 -- 2,998,090 -- Demand – interest bearing 1,060,771 0.09% 991,456 0.09% 824,125 0.09% Savings and money market accounts 5,732,007 0.35% 5,569,213 0.43% 5,279,353 0.56% Certificates and other time deposits 1,618,322 0.79% 1,842,334 0.69% 2,363,170 0.95% Total deposits 11,555,283 0.29% 11,416,5426 0.33% 11,464,738 0.46% Borrowings 1,098,339 0.51% 1,224,725 0.60% 1,209,301 0.86% Total interest bearing liabilities 9,509,439 0.42% 9,627,758 0.46% 9,675,949 0.65% (*) FTE average quarterly balances and yields/costs

Deposits* Average Core Deposits* $ in millions Average Total Deposits 9 (*) Core deposits include all deposits less certificates of deposit, average total deposit composition as of 6/30/12

10 Average Commercial Loans $ in millions Commercial Loan Composition Commercial Loan Portfolio* (*) Excluding covered loans, commercial loan composition as of 6/30/12

Credit Results – Excluding Covered Loans 11

Capital Position 12 (dollars in thousands) June 30, 2012 December 31, 2011 June 30, 2011 Consolidated Total Equity $ 1,600,815 10.95% $ 1,565,953 10.84% $ 1,550,387 10.81% Common Equity 1,600,815 10.95% 1,565,953 10.84% 1,550,387 10.81% Tangible common equity (a) 1,133,497 8.01% 1,097,670 7.86% 1,081,018 7.79% Tier 1 capital (b) 1,150,259 11.40% 1,119,892 11.48% 1,088,108 11.51% Total risk-based capital (c) 1,276,748 12.65% 1,242,177 12.73% 1,206,613 12.77% Leverage (d) 1,150,259 8.22% 1,119,892 7.95% 1,088,108 7.80% (a) Common equity less all intangibles; computed as a ratio to total assets less intangible assets. (b) Shareholders’ equity less goodwill; computed as a ratio to risk adjusted assets, as defined in the 1992 risk based capital guidelines. (c) Tier 1 capital plus qualifying loan less allowance, computed as a ratio to risk adjusted assets as defined in the 1992 risk based capital guidelines. (d) Tier 1 capital computed as a ratio to the latest quarter’s average assets less goodwill.

Second Quarter 2012 Earnings Conference Call Supplemental Information July 24, 2012 FIRSTMERIT Corporation